PRICING SUPPLEMENT NO. 113                                      Rule 424(b)(3)
DATED: January 15, 1998                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $50,000,000  Floating Rate Notes [_]    Book Entry Notes [x]

Original Issue Date: 1/21/98   Fixed Rate Notes [x]       Certificated Notes [_]

Maturity Date: 1/21/1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                         Optional              Optional
                       Redemption        Repayment             Repayment
Redeemable On          Price(s)          Date(s)               Price(s)
-------------          ----------        ---------             ---------

N/A                    N/A               N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.55%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate:

[_]         Commercial Paper Rate           Minimum Interest Rate:

[_]         Federal Funds Rate              Interest Reset Date(s):

[_]         Treasury Rate                   Interest Reset Period:

[_]         LIBOR Reuters                   Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                      Interest Payment Period:

Index Maturity:

Spread (plus or minus):
---------------------------------------

*   On July 21, 1998 and at maturity.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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